Exhibit 10.14
RESOLUTION NO. 121207
RESOLUTION AUTHORIZING THE EXECUTION OF A MEMORANDUM
OF AGREEMENT BY AND BETWEEN THE COUNTY OF PLYMOUTH
IOWA AND NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.
PROVIDING FOR THE ISSUANCE OF REVENUE BONDS
     WHEREAS, the County of Plymouth, Iowa (the “Issuer”) is authorized and empowered by the provisions of Chapter 419 of the Code of Iowa, as amended (the “Act”), to issue revenue bonds to finance projects within the meaning of the Act located within the State of Iowa and within Plymouth County or within eight miles of its corporate limits; and
     WHEREAS, Natural Innovative Renewable Energy, L.L.C., an Iowa limited liability company (the “Company”), has requested initial assurances from the Issuer that the proceeds of the sale of one or more issues of revenue bonds of the Issuer pursuant to the Act in an aggregate amount sufficient to finance costs of sewage and solid waste disposal facilities (the “Project”) for use in connection with the biodiesel manufacturing facility (the “Plant”) which will be owned and operated by the Company and located approximately 1.5 miles south of Akron, Iowa on State Highway 12, currently estimated not to exceed $10,000,000, will be made available to the Company; and
     WHEREAS, the bonds, if issued, shall be a limited obligation of the Issuer, and shall not constitute nor give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers, and the principal of, interest and premium, if any, on the bonds shall be payable solely out of the revenues derived from the loan agreement; and
     WHEREAS, a form of agreement, designated as a “Memorandum of Agreement”, has been prepared under which the Issuer has stated its intent to issue one or more issues of its revenue bonds to finance costs of the Project, currently estimated not to exceed $10,000,000, and the Company has stated its intent to enter into a loan agreement, as may be permitted by the Act, with the Issuer with respect to the Project, under which the Company will be obligated to make basic rental or other payments sufficient to pay the principal of, and interest and redemption premium, if any, on, the bonds as and when the same shall become due and payable, such loan agreement to contain such other provisions as may be required by the Act and such other provisions as shall be mutually acceptable to the Issuer and the Company; and
     WHEREAS, this resolution shall constitute a declaration of official intent for the reimbursement of project costs within the meaning of §1.150-2 of the Federal Income Tax Regulations (the “Regulations”);
     NOW, THEREFORE, Be It Resolved by the Board of Supervisors of the County of Plymouth, Iowa, as follows:
     Section 1. That the Memorandum of Agreement by and between the Company and the Issuer, substantially in the form set forth in Exhibit A attached hereto, be and the same is hereby approved and authorized.

     Section 2. That the Chairperson is hereby authorized and directed to execute, and the County Auditor is hereby authorized and directed to attest, the Memorandum of Agreement substantially in the form and with the contents set forth in Exhibit A attached hereto.
     Section 3. On the basis of representations of the Company, the Issuer declares (a) that that Company intends to undertake the Project; (b) that other than (i) expenditures to be paid or reimbursed from sources other than the bonds, or (ii) expenditures made not earlier than 60 days prior to the date of this Resolution, or (iii) expenditures amounting to the lesser of $100,000 or 5% of the proceeds of the bonds, or (iv) expenditures constituting preliminary expenditures as defined in Section 1.150-2(f)(2) of the Regulations, no expenditures for the Project have heretofore been made by the Company and no expenditures will be made by the Company until after the date of this Resolution; and (c) that the Company reasonably expects to reimburse the expenditures made for costs of the Project out of the proceeds of the bonds. This declaration is a declaration of official intent adopted pursuant to Section 1.150-2 of the Regulations.
     Section 4. That this Resolution shall be effective upon its passage and approval, and all resolutions and parts thereof in conflict herewith are hereby repealed to the extent of such conflict.
     Passed and approved December 11, 2007.

/s/ Jim Henrich Jim Henrich, Chairperson

ATTEST:

/s/ K. Kae Meyer K. Kae Meyer, Plymouth County Auditor

EXHIBIT A
MEMORANDUM OF AGREEMENT
     This MEMORANDUM OF AGREEMENT (the “Agreement”) is between the County of Plymouth, Iowa (the “Issuer”), party of the first part, and Natural Innovative Renewable Energy, L.L.C., an Iowa limited liability company (the “Company”), party of the second part;
     1. Preliminary Statement. Among the matters of mutual inducement which have resulted in the execution of this Agreement are the following:
     (a) The Issuer is authorized and empowered by the provisions of Chapter 419 of the Code of Iowa, as amended (the “Act”), to issue revenue bonds to finance projects within the meaning of the Act located within the State of Iowa and within Plymouth County or within eight miles of its corporate limits.
     (b) The Company wishes to obtain approvals from the Issuer that the Issuer will hold a public hearing and may take steps to issue revenue bonds or notes, in one or more series, on behalf of the company (the “Bonds”) and loan the proceeds thereof to the Company for the purpose of financing a portion of the cost of sewage and solid waste disposal facilities (the “Project”) for use in connection with the biodiesel manufacturing facility (the “Plant”) which will be owned and operated by the Company and located approximately 1.5 miles south of Akron, Iowa on State Highway 12, currently estimated not to exceed $10,000,000.
     2. Undertakings of the Issuer. The Issuer agrees as follows:
     (a) The Issuer, when appropriate and subject to all conditions and acts required to be performed precedent to such financing, intends to adopt the proceedings necessary to authorize the issuance of the Bonds, in one or more series, in an aggregate principal amount not to exceed not to exceed $10,000,000.
     (b) Subject to due compliance with all requirements of law and the terms of this Agreement, including the public hearing required by the Act, it will cooperate with the Company in the issuance and sale of the bonds, and the proceeds from the issuance of the Bonds shall be loaned to the company pursuant to a loan agreement mutually satisfactory to the Issuer and the Company.
     (c) That the aggregate payments under the loan agreement with the Company shall be such amounts as shall be sufficient to pay the principal of and interest and redemption premium, if any, on the Bonds as and when the same shall become due and payable.
     3. Undertakings of the Company. The Company agrees as follows:
     (a) That it will use all reasonable efforts to find one or more purchasers for the Bonds.

     (b) That contemporaneously with the delivery of the Bonds it will enter into a loan agreement with the Issuer, under the terms of which the Company will obligate itself to pay amounts sufficient in the aggregate to pay the principal of and interest and redemption premium, if any, on the Bonds as and when the same shall become due and payable, any such loan agreement to contain such other provisions as shall be mutually acceptable to the Issuer and the Company.
     (c) That it will take such further action and adopt such further proceedings as may be required to implement the aforesaid undertakings or as it may deem appropriate in pursuance thereof.
     4. General Provisions.
     (a) All commitments of the Issuer under paragraph 2 hereof and of the Company under paragraph 3 hereof are subject to the conditions that on or before two years from the date hereof (or such other date as shall be mutually satisfactory to the Issuer and the Company) the Issuer and the Company shall have agreed to mutually acceptable terms for the Bonds and of the sale and delivery thereof and mutually acceptable terms and conditions of the loan agreement referred to above.
     (b) Whether or not the events set forth in (a) of this paragraph take place within the time set forth or any extensions thereof and even if the Bonds are not sold within such time, the Company will reimburse the Issuer for all reasonable and necessary direct out-of-pocket expenses, including but not limited to, legal fees, administrative costs, printing and publication costs and filing fees arising from the execution of this Agreement, any resolutions or proceedings related to the Bonds, and the performance by the Issuer, or preparation to perform of its obligations hereunder, or done at the request of the Company.
     (c) All commitments of the Issuer hereunder are further subject to the conditions that the Issuer and its elected and appointed officials shall in no event incur any liability for any act or omission hereunder, and that the Bonds shall not constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory provision and shall not constitute nor give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.
     The execution of this Memorandum of Agreement by the Issuer is not intended to nor does it create a binding commitment on the part of the Issuer to proceed with the issuance of the Bonds. It is further understood that the issuance of the Bonds is subject to further review by the Board of Supervisors of the Issuer, its legal counsel and compliance with all provisions of the Act and the Code, including the holding of a public hearing with respect thereto.
     (d) The Company represents that the information contained in Section 3 of the resolution of the Issuer approving this Memorandum of Agreement has been provided to the Issuer by the Company and is true and correct.

     (e) Preparation of all resolutions, agreements, instruments, certificates or other documents in final form for adoption and execution by the Issuer shall be the sole responsibility of Bond Counsel, and subject to the review and approval of Issuer’s legal counsel.
     (f) This Agreement and all of the rights and obligations hereunder of the Company may be assigned by the Company to, or carried out by the Company through, any successor to the Company, any other company which is wholly owned directly or indirectly by the Company or its parent or, with the consent of the Issuer, any other party. This Agreement and all of the rights and obligations hereunder of the Issuer may be assigned by the Issuer, with the consent of the Company, to any other municipality, political subdivision, public corporation or agency of the State of Iowa having power (either under the Act or other legislation or under the home rule powers of such assignee) to issue revenue bonds for the purposes expressed herein and perform the other obligations of the Issuer hereunder.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement by their officers thereunto duly authorized as of the 11th day of December, 2007.

COUNTY OF PLYMOUTH, IOWA

	By	/s/ Jim Henrich

Jim Henrich, Chairperson

ATTEST:

/s/ K. Kae Meyer K. Kae Meyer, Plymouth County Auditor

NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.

	By	/s/ John E. Lucken

Chairman

ATTEST:

/s/ John Byl VP ~~Secretary~~

     I, the undersigned, being first duly sworn, do hereby depose and certify that I am the duly qualified and acting County Auditor of the County of Plymouth, Iowa; that as such I have in my possession, or have access to, the complete corporate and official records of said County and of its officials; that I have carefully compared the transcript hereto attached with the aforesaid corporate and official records; and that said transcript hereto attached is a true, correct and complete copy of all of the corporate records showing the action taken by the County Board of Supervisors of the County of Plymouth, Iowa on December 11, 2007 in connection with the proposed issuance of revenue bonds for Natural Innovative Renewable Energy, L.L.C.
     WITNESS my hand and corporate seal of the County of Plymouth, Iowa hereto affixed this 11th day of December, 2007.

/s/ K. Kae Meyer

K. Kae Meyer, Plymouth County Auditor
[SEAL]

     The Board of Supervisors of the County of Plymouth, Iowa met in regular session at 10:15 A.M. on December 11, 2007 in the County Board Room at the Plymouth County Courthouse at 215 4th Ave. SE, Le Mars, Iowa. The meeting was duly called to order and there were present, Jim Henrich, Plymouth County Board Chairperson, in the chair, and the following named Board Members: C. Gordon Greene, John Schneider, Don Kass, and Craig Anderson.

Absent:	None
* * *
     Board Member Anderson introduced and caused to be read Resolution No. 121207 entitled “RESOLUTION AUTHORIZING THE EXECUTION OF A MEMORANDUM OF AGREEMENT BY AND BETWEEN THE COUNTY OF PLYMOUTH, IOWA AND NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C. PROVIDING FOR THE ISSUANCE OF REVENUE BONDS” and moved for its adoption; seconded by Board Member Kass. After due consideration of said resolution by the Board, the Chairperson put the question on the motion and upon the roll being called the following named Board Members voted:

Aye:	Anderson, Kass, Schneider,
Greene and Henrich

Nay:
     Whereupon, the Chairperson declared said resolution duly adopted and signed his approval thereto.
* * *
     Upon motion and vote the meeting adjourned.

/s/ Jim Henrich
Jim Henrich, Chairperson

/s/ K. Kae Meyer K. Kae Meyer, Plymouth County Auditor